UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 6, 2004

MIAD SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Canada	03-30801	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 Riviera Drive, Unit 6

Markham, Ontario, Canada L3R 5J6

(Address of Principal Executive Office) (Zip Code)

(905) 479-0214

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

Effective June 29, 2004 the MIAD Systems Ltd./M.A.S.Green Stock Purchase Agreement with Dean Dumont, President of NewsWireCentral, Inc. for 2,550,000 shares of the outstanding capital stock of MIAD Systems To Whom It May Concern: Dean Dumont of NewsWireCentral Inc. signed May 21, 2004, as well as the Asset Sale Agreement with Dean Dumont, President of NewsWireCentral, Inc. signed on May 27, 2004 have both been terminated for cause of non-payment.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description

99.1	MIAD/Green Notice of Termination of Stock Purchase and Asset Purchase Agreements.

99.2	NWC/Dumont confirmation of Termination of Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MIAD SYSTEMS, LTD.

Date: July 6, 2004	By:	/s/ MICHAEL A. S. GREEN
Michael A. S. Green President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	MIAD/Green Notice of Termination of Stock Purchase and Asset Purchase Agreements.

99.2	NWC/Dumont confirmation of Termination of Agreements.